UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: May 19, 2010
(Date of earliest event reported)

VASOMEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-18105	11-2871434
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

180 Linden Avenue, Westbury, New York	11590
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:                                                                                     (516) 997-4600

_________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
[ ]	Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

ITEM 1.01                      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 19, 2010, Vaso Diagnostics Inc. d/b/a Vaso Healthcare, a subsidiary of Vasomedical, Inc. (the “Company”) entered into a Sales Representative Agreement with GE Healthcare, the healthcare business unit of General Electric Company, for the sale of select GE Healthcare Diagnostic Imaging products.  Under the Agreement, Vaso Healthcare has been appointed the exclusive representative for these products to specific market segments in the 48 contiguous states of the United States and District of Columbia.  The agreement is for an initial term of three years commencing July 1, 2010, subject to extension and also subject to earlier termination under certain circumstances.  The Company has received financial commitments for up to $5 million for the purpose of funding this project.

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description
10
Newly redacted Sales Representative Agreement between GE Healthcare Division of General Electric Company and Vaso Diagnostics, Inc. d/b/a Vaso Healthcare, a subsidiary of Vasomedical, Inc. dated as of May 19, 2010, with exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2010	VASOMEDICAL, INC. By: /s/ Jun Ma Jun Ma President and Chief Executive Officer